UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Soliciting Material Pursuant to § 240.14a-12

CLEARWIRE CORPORATION

(Name of Registrant as Specified in its Charter)

SPRINT NEXTEL CORPORATION

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This filing consists of the following documents:

•	Press Release

•	Transcript of Sprint Nextel Corporation and Clearwire Corporation Investor Call

•	Investor Presentation: Sprint / Clearwire

•	Message to Sprint Employees from Dan Hesse

•	Sprint Employee Q&A

•	iConnect Article: Sprint to Acquire Clearwire

•	Communication to Analysts

News Release

Sprint Nextel

6200 Sprint Parkway

Overland Park, Kan. 66251

Sprint

Media Contacts:

Scott Sloat, 240-855-0164

scott.sloat@sprint.com

Investor Contact:

Brad Hampton, 800-259-3755

investor.relations@sprint.com

Clearwire

Media Contacts:

Susan Johnston, (425) 505-6178

susan.johnston@clearwire.com

JLM Partners for Clearwire

Mike DiGioia or Jeremy Pemble, (206) 381-3600

mike@jlmpartners.com or jeremy@jlmpartners.com

Investor Contact:

Alice Ryder, (425) 505-6494

alice.ryder@clearwire.com

Sprint to Acquire 100 Percent Ownership of Clearwire for $2.97 per Share

•	Transaction provides Clearwire shareholders with certain, fair and attractive value

•	Sprint uniquely positioned to leverage Clearwire’s 2.5 GHz spectrum assets

•	Transaction strengthens Sprint’s position and increases competitiveness in the U.S. wireless industry

•	Interim funding allows Clearwire to continue LTE build-out and complement Sprint’s LTE deployment

Sprint and Clearwire will host a conference call at 8:30 a.m. ET today. Participants may dial 800-938-1120 in the U.S. or Canada (706-634-7849 internationally) and provide the following ID: 81365573 or may listen via the Internet at www.sprint.com/investors.

OVERLAND PARK, Kan. and BELLEVUE, Wash. – Dec. 17, 2012 – Sprint (NYSE:S) today announced that it has entered into a definitive agreement to acquire the approximately 50 percent stake in Clearwire (NASDAQ: CLWR) it does not currently own for $2.97 per share, equating to a total payment to Clearwire shareholders, other than Sprint, of $2.2 billion. This transaction results in a total Clearwire enterprise value of approximately $10 billion, including net debt and spectrum lease obligations of $5.5 billion.

The transaction consideration represents a 128 percent premium to Clearwire’s closing share price the day before the Sprint-SoftBank discussions were first confirmed in the marketplace on October 11, with Clearwire speculated to be a part of that transaction; and, a 40 percent premium to the closing price the day before receipt of Sprint’s initial $2.60 per share non-binding indication of interest on November 21.

Clearwire’s spectrum, when combined with Sprint’s, will provide Sprint with an enhanced spectrum portfolio that will strengthen its position and increase competitiveness in the U.S. wireless industry. Sprint’s Network Vision architecture should allow for better strategic alignment and the full utilization and integration of Clearwire’s complementary 2.5 GHz spectrum assets, while achieving operational efficiencies and improved service for customers as the spectrum and network is migrated to LTE standards.

Sprint CEO Dan Hesse said, “Today’s transaction marks yet another significant step in Sprint’s improved competitive position and ability to offer customers better products, more choices and better services. Sprint is uniquely positioned to maximize the value of Clearwire’s spectrum and efficiently deploy it to increase Sprint’s network capacity. We believe this transaction, particularly when leveraged with our SoftBank relationship, is further validation of our strategy and allows Sprint to control its network destiny.”

The transaction was unanimously approved by Clearwire’s board of directors upon the unanimous recommendation of a special committee of the Clearwire board consisting of disinterested directors not appointed by Sprint. In addition, Clearwire has received commitments from Comcast Corp., Intel Corp and Bright House Networks LLC, who collectively own approximately 13 percent of Clearwire’s voting shares, to vote their shares in support of the transaction. SoftBank has provided its consent to the transaction, as required under the terms of its recently announced merger agreement with Sprint.

Clearwire CEO and President Erik Prusch said, “Our board of directors has been reviewing available strategic alternatives over the course of the last two years. In evaluating available alternatives, a special committee conducted a careful and rigorous process, and based on the committee’s recommendation, our board unanimously determined that this transaction, which delivers certain and attractive value for our shareholders, is the best path forward.”

In connection with the transaction, Clearwire and Sprint have entered into agreements that provide up to $800 million of additional financing for Clearwire in the form of exchangeable notes, which will be exchangeable under certain conditions for Clearwire common stock at $1.50 per share, subject to adjustment under certain conditions. Under the financing agreements, Sprint has agreed to purchase $80 million of exchangeable notes per month for up to ten months beginning in January, 2013, with some of the monthly purchases subject to certain funding conditions, including conditions relating to the approval of the proposed merger by Clearwire’s shareholders and a network build out plan.

The transaction is subject to customary closing conditions, including regulatory approvals and the approval of Clearwire’s stockholders, including the approval of a majority of Clearwire stockholders not affiliated with Sprint or SoftBank. The closing of the transaction is also contingent on the consummation of Sprint’s previously announced transaction with SoftBank. The Clearwire and SoftBank transactions are expected to close mid-2013.

Citigroup Global Markets Inc. acted as financial advisor to Sprint and Skadden, Arps, Slate, Meagher & Flom LLP and King & Spalding LLP acted as counsel to Sprint. The Raine Group acted as financial advisor to SoftBank Corp. and Morrison Foerster LLP acted as counsel to SoftBank. Evercore Partners acted as financial advisor and Kirkland & Ellis LLP acted as counsel to Clearwire. Centerview Partners acted as financial advisor and Simpson Thacher & Bartlett LLP and Richards, Layton & Finger, P.A. acted as counsel to Clearwire’s special committee. Blackstone Advisory Partners L.P. advised Clearwire on restructuring matters. Credit Suisse acted as financial advisor and Gibson Dunn & Crutcher LLP acted as counsel to Intel.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel served nearly 56 million customers at the end of the third quarter of 2012 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; offering industry-leading mobile data services, leading prepaid brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. The American Customer Satisfaction Index rated Sprint No. 1 among all national carriers in customer satisfaction and most improved, across all 47 industries, during the last four years. Newsweek ranked Sprint No. 3 in both its 2011 and 2012 Green Rankings, listing it as one of the nation’s greenest companies, the highest of any telecommunications company. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.

About Clearwire

Clearwire Corporation (Nasdaq:CLWR), through its operating subsidiaries, is a leading provider of 4G wireless broadband services offering services in areas of the U.S. where more than 130 million people live. The company holds the deepest portfolio of wireless spectrum available for data services in the U.S. Clearwire serves retail customers through its own CLEAR® brand as well as through wholesale relationships with some of the leading companies in the retail, technology and telecommunications industries, including Sprint and NetZero. The company is constructing a next-generation 4G LTE Advanced-ready network to address the capacity needs of the market, and is also working closely with the Global TDD-LTE Initiative and China Mobile to further the TDD-LTE ecosystem. Clearwire is headquartered in Bellevue, Wash. Additional information is available at http://www.clearwire.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This press release contains forward-looking statements relating to the proposed merger and related transactions (the “transaction”) between Sprint and Clearwire. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and efficiencies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, any conditions imposed in connection with the transaction, approval of the transaction by Clearwire stockholders, the satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement, and other factors discussed in Clearwire’s and Sprint’s Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2011, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.

Sprint does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the transaction, Clearwire will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6178. Clearwire’s filings with the SEC are also available on its website at www.corporate.clearwire.com.

Participants in the Solicitation

Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the proxy statement for Clearwire’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2012. Information about Sprint officers and directors is set forth in Sprint’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Clearwire with the SEC.

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Transcript of Sprint Nextel Corporation and Clearwire Corporation Investor Call

Sprint Nextel Corp. Company ▲	S Ticker ▲	Acquisition of Clearwire Corp. by Sprint Nextel Corp. Call Event Type ▲	Dec. 17, 2012 Date ▲

PARTICIPANTS

Corporate Participants

Brad Hampton – Vice President-Investor Relations

Daniel R. Hesse – Chief Executive Officer & Director

Erik E. Prusch – President, Chief Executive Officer & Director, Clearwire Corp.

Joseph J. Euteneuer – Chief Financial Officer

Other Participants

Phil A. Cusick – Analyst, JPMorgan Securities LLC

John C. Hodulik – Analyst, UBS Securities LLC

Jonathan Chaplin – Analyst, New Street Research LLP (US)

David W. Barden – Analyst, Merrill Lynch, Pierce, Fenner & Smith, Inc.

David M. Dixon – Analyst, FBR Capital Markets

Timothy K. Horan – Analyst, Oppenheimer Securities

MANAGEMENT DISCUSSION SECTION

Brad Hampton, Vice President-Investor Relations

Good morning, and welcome, everyone to our conference call to discuss a transaction between Sprint and Clearwire. Joining us on the call today are Sprint’s CEO Dan Hesse; Clearwire’s CEO, Erik Prusch; and Sprint CFO, Joe Euteneuer. Dan will start off today’s call to discuss the transaction, then Erik will take you through Clearwire’s perspective, followed by Joe to review the transaction structure and financials. We’ll also have time for some questions at the end of the call.

Turning to slide two, I will take you through our cautionary statements, this presentation includes forward-looking statements which are not of historical fact. All forward-looking statements involve significant risk and uncertainties that could cause actual results to differ materially from those made in the forward-looking statements, many of which are generally outside the control of the parties involved and are difficult to predict. Forward-looking statements speak only as to the date made regardless of the date reviewed, read, or replayed, and are based on current assumptions and expectations, many of which are beyond our ability to control or ability to impact.

Turning to slide three, this document contains soliciting material related to the proposed transaction between Sprint and Clearwire. The document contains forward-looking statements related to the proposed transaction, which contain significant risks, as I have just outlined.

Today’s presentation is available on the Sprint and Clearwire Investor websites at sprint.com, investors and at corporate.clearwire.com. You are encouraged to review the slides during this conference call and we call your attention to the Safe Harbor statement on slides two and three in full.

I will now turn the call over to Dan Hesse.

Daniel R. Hesse, Chief Executive Officer & Director

Thanks, Brad, and thank you for joining us this morning. We’ve all had a difficult weekend as we mourn for the victims at the Sandy Hill Elementary School.

A few weeks ago when we announced SoftBank’s investment in Sprint, I mentioned that Sprint’s options over the past few years had been very limited, and that more options would be available to a better capitalized Sprint. Today, I am pleased to announce that we are moving rapidly to strengthen our position with an acquisition that we expect will improve Sprint’s long-term growth trajectory.

Today, we are announcing that the Boards of Directors of Sprint and of Clearwire have each unanimously approved a definitive agreement for Sprint to acquire all of the remaining outstanding shares of Clearwire.

As we look at the U.S. wireless landscape, we believe that one of the most important contributors to our ability to be a stronger, number three player and to compete longer term with much larger competitors is to have a strong comprehensive spectrum portfolio of high, medium, and low-frequency spectrum, and for Sprint to be in control of its network and spectrum resources in order to most efficiently and effectively deploy an advanced network that can create a seamless and unparalleled customer experience.

Turning to slide five. First, this transaction maximizes the value of Clearwire’s 2.5 gigahertz assets by keeping the spectrum intact, therefore, enabling Sprint to deploy a robust capacity-rich network. Second, this acquisition will give Sprint control of Clearwire’s 2.5 gigahertz spectrum assets at a fair price to both shareholder bases. Third, the timing of the transaction at the initial planning stages of Clearwire’s LTE-TD build-out optimizes the efficiency of such a build-out. And finally, if we begin the process immediately, we do not anticipate that the signing of the transaction will add to the final regulatory approval timetable of the Sprint-SoftBank transaction.

In other words, the value created by this transaction to both sets of shareholders may go down over time if we delay. We believe embarking on this transaction at this time maximizes the value for both Clearwire and Sprint investors.

Please turn to slide six. We believe Sprint will be uniquely positioned to enhance industry competition by deploying Clearwire’s depth of 2.5 gigahertz spectrum in conjunction with our own. As you know, 2.5 gigahertz spectrum, because of its limiting propagation properties, is more useful when augmented by mid and lower frequency spectrum assets.

What makes Clearwire’s spectrum most interesting to Sprint is not only its complementary nature to our spectrum but also its depth. Clearwire’s is a case where the whole is worth more than the sum of the parts. Clearwire’s spectrum could be compared to a pair of shoes or a pair of socks. Any master complete set is worth far less when broken up than when kept intact. For example, if a pair of shoes sells for $100, a single shoe would not be worth $50.

Because of the propagation limitations of 2.5 gigahertz spectrum, it’s hard to utilize on its own. It needs to be complemented by lower frequencies. It’s worth less to a company without a holding of complementary lower frequency spectrum. So, the sum of Sprint plus Clearwire is also a case where the whole is worth more than the sum of the parts.

By moving now to affect this transaction, Sprint and Clearwire are seizing the opportunity to maximize value creation. Sprint will now be in a position to offer rich, high-speed data offerings and capacity through our spectrum portfolio including core LTE-FD coverage in capacity at our 1.9 gigahertz PCS spectrum, enhanced propagation and coverage with our repurposed 800 megahertz band from Nextel, which we will utilize LTE-FD in the future, augmented with the complementary depth and capacity available that we plan to bring to market using LTE-TD on the 2.5 gigahertz band.

Additionally, the unique multimode architecture of our network vision platform enables us to integrate the 2.5 spectrum band into our future build and deployment plans.

Turning to slide seven, this transaction offers significant value to the shareholders of both Sprint and Clearwire. At a purchase price of $2.97 per share and including assumption of Clearwire’s outstanding debt and spectrum lease obligations, this transaction implies a total enterprise value of almost $10 billion. Even though the equity is being purchased at a 128% premium to Clearwire’s trading price at the time the Sprint-SoftBank transaction became public knowledge, we believe the price of $0.21 per megahertz PoP for the entire spectrum portfolio, including owned and leased spectrum, is a very fair price for all parties based on historical precedents for similar spectrum assets.

Clearwire’s strategic investors agree. All of the investors who are part of the equity holders’ agreement support the merger agreement. Full Sprint ownership of Clearwire’s assets will eliminate the complexities and challenges of the intercompany governance and financing process inherent with the current Clearwire ownership structure.

We believe this is the best time to complete this transaction. It allows us to optimize the design and build plans for both Clearwire’s and Sprint’s LTE rollouts. And an interim funding arrangement in the form of exchangeable notes to be purchased by Sprint allows Clearwire to continue to fund its operations until the transaction closes. We intend to work with Clearwire to ensure the LTE-TD network is built in the most efficient way utilizing the best and most cost effective sites available from Sprint’s and Clearwire’s site portfolios.

So in conclusion, we believe this transaction is a critical step in the continuing turnaround and future growth of Sprint. Adding Clearwire’s spectrum intact to our spectrum portfolio will allow us to meet our capacity requirements and facilitate the accelerated deployment of a more robust network that will enable more competitive service offerings. This is an important part of our plan, to drive meaningful top line and bottom line growth opportunities for Sprint in the future.

We believe this is the right transaction for Sprint shareholders, for Clearwire shareholders, for American consumers and for the health of the U.S. wireless industry. At Sprint, we’re excited about our future and the momentum that we’re building.

I will now turn the call over to Erik Prusch, Clearwire’s CEO who will speak about the benefits of the transaction from Clearwire’s perspective.

Erik E. Prusch, President, Chief Executive Officer & Director, Clearwire Corp.

Thank you, Dan and good morning to all of you joining us today.

I’m on slide 10. Before I go through some of the background details that led to this transaction, I wanted to reiterate a couple of key facts. The transaction consideration which represents a certain and attractive value for our shareholders is an approximate 130% premium to Clearwire’s closing share price on October 10, just before Sprint publicly acknowledged its merger discussions with SoftBank and Clearwire was speculated to be part of that transaction. It also represents a 40% premium to the closing price the day before we received Sprint’s $2.60 per share initial non-binding indication of interest on November 21.

When we received that $2.60 initial indication, the special committee working with its financial and legal advisors, Centerview, Simpson Thacher & Bartlett, and with management of the company and their financial and legal advisors, Evercore, Blackstone, Kirkland & Ellis evaluated and rejected that indication of interest. Through a series of further discussions, the $2.60 was increased 14% to the final $2.97 level.

As you know, there has been a lot of noise and many opinions expressed about this transaction. We think it is important that everyone is working off the same set of facts, not speculation or assumptions. In the end, Clearwire non-Sprint shareholders will have the opportunity to vote on this transaction.

Moving to slide 11. For many years now, the management team and Board of Directors have been laser focused on fulfilling our duties to all shareholders including performing a comprehensive review of strategic alternatives to maximize shareholder value over the past two years.

When Sprint first indicated that it may be interested in discussing a transaction, the board formed a special committee comprised solely of directors independent from Sprint to review the strategic alternatives available to the company. Following its formation, the committee hired its own legal and financial advisors and conducted a careful and rigorous process to vet Sprint’s indication of interest and explore other alternatives available to the company.

Ultimately, Sprint’s Board of Directors authorized Sprint to make a proposal of $2.90 per share which resulted in negotiation of the price. The $2.97 per share transaction price we are announcing today reflects those efforts. Our special committee received a fairness opinion from its financial advisors on the consideration and has made a unanimous recommendation to the board that accepting the offer is fair to and in the best interests of the company’s non-Sprint class A stockholders.

Along with receiving the recommendation of the special committee, the board conducted its own review with its financial and legal advisors and also received a fairness opinion, and unanimously determined that this transaction was fair to and in the best interests of our non-Sprint shareholders.

Moving to slide 12, as I said at the outset of my remarks, I think it is critical for everyone to fully understand the context in which we have evaluated Sprint’s proposal and the realities we confronted in considering our alternatives. Again, this was not a process that started when Sprint made its first indication of interest last month.

Over the past several years, we have dedicated an extraordinary amount of time to pursuing a wide range of alternatives to maximize shareholder value including first, operating the business to maximize value given the well-known constraints of limited liquidity position. Second, seeking wholesale customers in addition to Sprint. As many of you know from our prior calls, our ability to attract additional major customers is the single biggest factor in the viability of our business over the long term.

Third, exploring partnerships or other strategic transactions; fourth, attempting to sell excess spectrum; fifth, exploring financing alternatives, including equity and debt; and finally, understanding the implications and risks associated with a financial restructuring. Let me address each of these individually, starting with operations.

Over the past four years, Clearwire has invested more than $3 billion in capital expenditures to complete our WiMAX network and then begin to upgrade the network to LTE. We are pleased with the progress to date, though we have had to reduce the scale of our aspirations due to our limited ability to finance an LTE build and obtain additional customers with substantial data capacity needs. These limitations have only made us more dependent on Sprint as our largest customer, not less.

At the same time, we have taken significant steps to improve the positioning and profitability of our retail business and reduce costs, as we have reported to you in the recent past. Nonetheless, as I said, the single biggest determinant of our value and viability is the amount of wholesale traffic we can put over our network, which leads to the next topic, wholesale.

In pursuing our wholesale business, we have spent time with virtually every potential customer who could deliver the revenues we need for our business. While we have landed terrific small new customers, none has the scale and revenue potential required to make our wholesale business viable over the long term. Our likelihood of success on this front, given the current industry dynamics remains uncertain. Due to our ongoing need for substantial additional capital, we do not have the luxury of unlimited time.

On the partnerships and strategic transactions front, concurrent with our customer discussions and with spectrum sale conversations I will talk about in a moment, we have had extensive discussions with potential strategic partners, investors, and the like. Despite our efforts, we have been unable to secure new partnerships. Our existing governance agreements prevented us from offering third parties the governance rights they desired in a partnership.

In addition, given our governance structure and the fact that Sprint holds a majority of our stock and has been clear with us that they are not a seller, we would not be able to sell the company to another buyer, even if such a buyer existed. This is Sprint’s right as a shareholder of the company.

Moving to slide number 13, with regard to spectrum sales, as we have said previously, our agreements allow us to sell excess spectrum and we have aggressively explored opportunities to do so. In 2010, we hired an investment bank and conducted an auction process which resulted in a handful of bids and led to strategic discussions with some of the interested parties. The bids we received at the time were well below those recently speculated by some Clearwire shareholders, sell-side analysts, and reporters. In any case, we were not successful in reaching agreement before we elected to pursue other financing options available to the company.

Since then, we have engaged in a series of conversations with a number of parties. None of these conversations resulted in an offer we found compelling. Over the past several weeks, we have received what we would categorize as a credible but also preliminary proposal to acquire a portion of our excess spectrum.

We worked hard to improve that proposal and we will be able to say more about that in our upcoming proxy disclosure. But suffice it to say that the value attributed to our spectrum was also well below recent speculation. Our special committee and board, with the assistance of their respective financial advisers, concluded the Sprint transaction was a better alternative for our non-Sprint Class A stockholders.

We have also recently reached out again to all parties we have previously been in discussion with, with no new interest generated. Even if we were able to sell a meaningful block of spectrum, it does not address the fundamental issues that our company is facing, which is our inability to get a second major wholesale customer.

I would also note that selling spectrum may create new issues that the company does not face today. First, it may create a new competitor. Second, we may see our spectrum further traded to someone else, including Sprint, which would not be good for us.

Turning to financing. We have been active issuers in the capital markets, having raised approximately $2.9 billion in debt and equity over the past three years. We are in constant contact with lenders and participants in the capital markets and have a good understanding as to what is achievable. We know that we have potential refinancing options for our senior debt, but we also know that we have very limited access to new debt capital.

On the equity side, as you remember, we were trading at $1.30 per share prior to the rumors of the Sprint-SoftBank transaction in October. And as recently as June, we were selling equity in the low $1 range.

To state the obvious, $2.97 per share is a price that represents a dramatic premium to any of those data points. In addition, we only have about 360 million shares available to us under our current share authorization and any increase would require Sprint’s approval.

Finally, the fact remains that we have a substantial funding gap and we do not believe there is enough capital available to fund our plan.

Lastly on restructuring, it is the board’s duty to understand our alternatives. We have spent significant time with outside advisers to understand the implications and risks associated with a financial restructuring. While there are scenarios where equity value may be achievable, it is our judgment that a financial restructuring does not provide the best means to maximize it.

It is important that you hear this directly from us. At this point, we believe that a restructuring is quite possible should our transaction with Sprint not close. It is worth noting that two of our sophisticated founding investors, Google and Time Warner have sold their Clearwire stock below $2.97 per share. Google sold on March 1, 2012 at $2.26 per share; and Time Warner sold on October 3, 2012 at $1.37 per share.

Also, our largest non-corporate shareholder, Eagle River agreed to the same blended price of $2.97 per share for its class A and B shares. In addition, Comcast and BrightHouse entities and Intel entities, who collectively own 13% of Clearwire’s voting shares or 26.3% of the non-Sprint voting shares, have also committed to vote their shares in support of the transaction.

To review, this transaction follows the comprehensive evaluation of strategic alternatives by the board over the past two years. Details of this review will be included in our proxy which we encourage you to read.

Before I hand the call over to Joe, I’d like to reflect for a moment on all that the Clearwire team has accomplished as an independent business. From the beginning, the company’s vision was to pave the way for 4G mobile broadband services in the U.S. and to leverage our unmatched spectrum resources.

Since we first launched 4G in 2009, Clearwire has been an industry disruptor. We launched the first large-scale 4G network in the U.S., which in turn pressured large carriers to accelerate their 4G deployment. Starting in 2010, we have grown annual revenues by an average rate of 127%, expanded our customer base by an average rate of 176%, reduced expenses and maximized efficiency. I’m extremely proud of all that we’ve been able to accomplish and am grateful to our employees for their dedication and significant contributions towards our initiatives over the past several years.

Thank you for your time today, I look forward to speaking with many of you in the weeks and months ahead.

Now, I’ll turn the call over to Joe. Joe?

Joseph J. Euteneuer, Chief Financial Officer

Thank you, Erik. I’m pleased to be here today to discuss the benefits of this important transaction. As Dan and Erik have outlined, we believe this acquisition is an excellent opportunity for Clearwire and for Sprint. I’ll quickly walk you through the deal terms and then review our current outlook of potential efficiencies and integration cost.

Under the terms of today’s agreement, Sprint will pay Clearwire shareholders $2.97 per share in cash to acquire all of Clearwire’s outstanding shares that we do not currently own. This represents a total cash payment of approximately $2.2 billion to Clearwire shareholders excluding Sprint.

In addition, all of Clearwire’s outstanding debt and spectrum lease obligations of approximately $6.3 billion will remain outstanding, including approximately $184 million owned by Sprint. Clearwire’s projected end of year cash balance is estimated at above $800 million. These components represent a total enterprise value of approximately $10 billion or $0.21 per megahertz PoP. This compares to another recent spectrum transaction in lower frequency bands than Clearwire’s that was valued at $0.15 per megahertz PoP. We believe this transaction provides a fair value to Clearwire shareholders while bringing a strategic spectrum asset to Sprint.

In addition, Sprint will provide Clearwire with up to $800 million of additional funding to enable Clearwire to continue its LTE build. The financing will be provided through the sale of exchangeable notes to Sprint and will be advanced to Clearwire, subject to certain funding conditions, at $80 million per month beginning on January 1, 2013.

The exchangeable notes have a coupon of 1% and are exchangeable for equity at $1.50 per share. The completion of this transaction is contingent upon the closing of our merger with SoftBank. As a result of today’s transaction, we will be moving the filing of the S-4 for the SoftBank transaction to the first quarter and it will include some information related to this acquisition.

I’ll now turn to slide 16 to review potential efficiencies and expected integration cost. The most important benefit and key impetus for this transaction is the acquisition of spectrum. In addition to the important strategic and competitive benefits we believe we can achieve through the integration of Clearwire’s spectrum into our LTE build, we expect we can gain notable additional efficiencies through the integration of Clearwire’s operations with Sprint’s due to Sprint’s superior scale and cost of debt.

With the funding we are supplying to Clearwire, Clearwire will continue its current LTE build plan and Sprint will continue to explore additional possibilities with Clearwire. While we are still reviewing our own capital budget for next year, which we expect to share with you on our Q4 2012 call in February, our expectation is that this build will add incremental expense to a pro forma combined capital budget next year which will be partially funded by the interim financing we will provide to Clearwire in the form of the exchangeable notes. We believe this will be a cost-effective capital investment for a project that will rapidly contribute capacity to our network. This additional investment along with our continued Network Vision investment next year will significantly enhance our network as we invest to build a better Sprint.

In addition to these benefits, we expect to achieve significant operational efficiencies through integration. While we are still finalizing our plans for integration, we expect operational efficiencies and reducing Clearwire’s cost of debt will contribute to an estimated $1 billion net present value in total efficiencies, some of which we believe will be achievable in year one.

As you know, Clearwire is currently OIBDA negative, while we expect that the integration post close will have a slight dilutive impact to our combined OIBDA in the second half of 2013 as our integration cost offset expected efficiencies, our expectation is that we will be able to move quickly to neutralize this impact and the integration of Clearwire’s financials will be relatively neutral to OIBDA by 2014.

Another area that is not included in our current efficiency estimates but which we expect to be very important is the technical synergies we believe we can achieve due to the spectrum and technology compatibility with SoftBank. Clearwire and SoftBank have been working together on the global TDD-LTE initiative for years and we expect that the economies of scale we can achieve from systems compatibility will be significant.

Turning to slide 17, I will briefly outline the steps to completion of the deal. Transaction close is subject to customary regulatory approvals, as well as a vote by Clearwire shareholders. Clearwire’s proxy statement is expected to be filed within 45 days. An affirmative vote of a majority of the non-Sprint-owned shares is required. As I mentioned, the completion of this transaction is contingent upon the close of our transaction with SoftBank, both of which are expected to close in mid-2013.

In closing, we are very excited about the strong strategic and long-term financial benefits we expect this transaction will bring to Sprint. This transaction will allow us to simplify the intercompany operational and governance structure and control our own destiny. Everything we are doing in this turnaround, including shutting down the iDEN network, streamlining our distribution channels, and building out a global standard LTE platform supported by multi-modal technology, are with a view to simplifying our operations. And that is where the real value is created. This transaction is another important step in that direction.

With no material OIBDA impact, the integration of Clearwire is expected to bring significant competitive and strategic benefits to Sprint and allow us to best utilize our capital to build a more powerful and competitive Sprint. With this acquisition, we are taking a big step forward in building the Sprint of tomorrow.

I’ll now turn the call back over to Brad to start Q&A.

Brad Hampton, Vice President-Investor Relations

Thank you, Joe. In just a minute, Christy will instruct our listeners on how to queue up for the question-and-answer session. I want to point out that you may access an audio replay or a webcast of this presentation on www.sprint.com/investors or at corporate.clearwire.com.

We will now open the line for your questions. Operator, please instruct our participants.

QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] Your first question comes from the line of Philip Cusick with JPMorgan.

<Q – Phil Cusick – JPMorgan Securities LLC>: Hi, guys. Can you hear me?

<A – Brad Hampton – Sprint Nextel Corp.>: Yes, we can.

<A – Dan Hesse – Sprint Nextel Corp.>: Yes.

<Q – Phil Cusick – JPMorgan Securities LLC>: Thanks. First, I guess, fundamentally, can you talk about plans for Clearwire’s WiMAX network long term? Do you expect to keep that out there until things sort of expire or would you expect to take that down fairly quickly?

<A – Dan Hesse – Sprint Nextel Corp.>: Phil, this is Dan. We – we’re still working on that and more information will be coming forward. But, over time, you’ll see that network be taken down and it be replaced in its entirety by TD-LTE. So, we want to make sure that we support our customers that are out there with 4G WiMAX and we’ll continue to do that. But over time – for example, we are not adding any WiMAX to the network today. Clearwire is not, and over time, we’ll be taking those radios out.

<Q – Phil Cusick – JPMorgan Securities LLC>: Okay. And then second, can you give us an idea of why the proxy is delayed further?

<A – Joseph Euteneuer – Sprint Nextel Corp.>: Yes. We wanted to just make sure we incorporated the effects of this transaction in the overall disclosure.

<Q – Phil Cusick – JPMorgan Securities LLC>: Okay. Thanks, guys.

Operator: Your next audio question comes from the line of John Hodulik with UBS.

<Q – John Hodulik – UBS Securities LLC>: Okay. Thanks. Good morning. I know you guys haven’t redone the CapEx budgets yet and – or how you’re going to proceed but maybe for Joe, can you give us a sense of how this may change the network division timing, if there’s any change at all? And then second, have you gotten any early indications of how Clearwire – this is may be for Erik – for how Clearwire shareholders may vote on the deal?

<A – Dan Hesse – Sprint Nextel Corp.>: I’ll take – John, this is Dan. I’ll take the first part. We don’t anticipate this transaction to have any impact on the Network Vision timing. And I’ll turn it over to Erik for part two.

<A – Erik Prusch – Clearwire Corp.>: Thanks, John. Certainly, our board conducted a very careful and rigorous process. Our two founding investors have sold their positions at $2.26 and $1.37. We received voting commitments from Comcast, BrightHouse and Intel. We look forward to getting on the road and speaking with you.

<Q – John Hodulik – UBS Securities LLC>: Yeah. Thanks.

Operator: Your next audio question comes from the line of Jonathan Chaplin with New Street Research.

<Q – Jonathan Chaplin – New Street Research LLP (US)>: Thanks. A couple of quick sort of technical questions. Is the intention going forward to start building Clearwire spectrum into your own cell sites and do away with all the redundant cell sites that Clearwire has? And if so, could you give us a sense of what proportion of cell sites it makes sense to deploy Clearwire on and how much the overall CapEx over a multi-year timeframe to do that might be?

<A – Dan Hesse – Sprint Nextel Corp.>: Jonathan, Dan here. That’s still to be determined between the two companies. Obviously, Clearwire will continue to operate as an independent company until this transaction closes, although we have always historically worked together very carefully. There would be some, if you will – we’ll have sites, roughly 38,000 as part of Network Vision. Clearwire has roughly 15,000 sites. So the – when we’re – when the two companies come together and when we optimize the network, the number of sites will be somewhere between those two numbers if you will, and we’re going to choose what we believe are the best sites between what Clearwire currently has and the ones that Sprint currently has.

So do not assume that this means that the Clearwire sites are going to be redundant. Some – we’re going to figure out what the optimal number of sites are, what’s the optimal design for a single network and a number of the sites that Clearwire is currently using, especially because their frequencies are different than ours, would be maintained. But that is work that we’ll – that we will do together over time.

<Q – Jonathan Chaplin – New Street Research LLP (US)>: Dan, is it possible to – you sort of built Network Vision with the goal of being able to host different pieces of spectrum. Once you’ve plugged Clearwire’s spectrum into the Network Vision network, is it possible to host other pieces of spectrum beside Clearwire or is this – will this basically fill up the – fill up your capacity?

<A – Dan Hesse – Sprint Nextel Corp.>: Well, technically, it would still be possible to host other kinds of spectrum. It really comes down to the economics associated with, we’ll call it tower leases and other things that would need to be done to enable additional hosting of additional spectrum bands on top of the 2.5 gigahertz that we would add to our own network. So, from a technical perspective, we could add additional, if you will, hosting partners to the network even after adding 2.5 gigahertz to the Network Vision sites, but there may be some additional negotiations that would need to take place to enable that.

<Q – Jonathan Chaplin – New Street Research LLP (US)>: Got it. Thank you very much.

<A – Dan Hesse – Sprint Nextel Corp.>: You’re welcome.

Operator: Your next audio question comes from the line of David Barden with Bank of America Securities Merrill Lynch.

<Q – David Barden – Merrill Lynch, Pierce, Fenner & Smith, Inc.>: Hey, guys. Thanks for taking the question. Just two. First, maybe, Joe, I guess, with respect to kind of bundling Clearwire in from a consolidation basis and then looking ahead, obviously, there’ll be incremental capital necessary to build out the network, how are you thinking about the leverage profile of Sprint now that you’re kind of hitting the reset button with the SoftBank capital, where do you think that that – you’d be comfortable with that going?

And then, second, just on the closing process, I guess, maybe another one for you, Joe. If we look at the majority of the minority shareholders being kind of the goalpost and you’ve got about 13% of the shareholders in the form of the strategics onboard, and you’re going to have these exchangeable notes which are going to be convertible into about, call it 50 million shares each month, is this process going to take so long through the first quarter say that you’ll actually not really need additional shareholder support if you can dilute them through these note offerings? If you could help me understand that that’d be helpful. Thanks.

<A – Joseph Euteneuer – Sprint Nextel Corp.>: Yes. Sure. On your last question, no. The answer is one, the process shouldn’t take that long and two, no, the convertible notes don’t give us enough to cross the line.

On the second question, in regards to our capital structure, I mean, obviously, we envision through the excess cash flow we’ll start generating starting in 2014, we’ll be always looking to de-lever the company and in the short term, look at the opportunistic opportunities we have in front of us with the Clearwire debt. So we’ll consistently be focused on improving our capital structure on a going-forward basis.

<Q – David Barden – Merrill Lynch, Pierce, Fenner & Smith, Inc.>: So, still targeting positive free cash flow in 2014 on a consolidated basis?

<A – Joseph Euteneuer – Sprint Nextel Corp.>: We haven’t given the revised guidance, but I mean, obviously, we have talked about the added benefits of having the completion of our LTE build and the shutdown of the iDEN network and contributing to the positive OIBDA going forward.

<Q – David Barden – Merrill Lynch, Pierce, Fenner & Smith, Inc.>: Okay. Thanks, guys.

<A – Dan Hesse – Sprint Nextel Corp.>: David, this is Dan. I just want to make sure that your first question – just to make sure that it’s understood. Sprint shares are not part of the voting process for this transaction.

<Q – David Barden – Merrill Lynch, Pierce, Fenner & Smith, Inc.>: Got it.

<A – Dan Hesse – Sprint Nextel Corp.>: Yeah. Okay.

Operator: Your next audio question comes from the line of David Dixon with FBR Capital Markets.

<Q – David Dixon – FBR Capital Markets>: Good morning, gents, and congrats on a fantastic strategic deal here. Two-part question on optimizing the value creation. I know there’s a lot of investors that have been skeptical on this deal versus others. Dan and Joe, we’re seeing solid evidence that LTE at 2.5 gigahertz creates about a 2x coverage benefit versus WiMAX and if you look north of the border at Rogers to see some of the confirmation of this, as they’ve deployed it in a dual band deployment. You’ve gone back a couple of times in FY 2012 here to add spectrum capacity to your 1.9 gigahertz network, and I wanted to get your thoughts on how you think this better than expected spectrum characteristics may influence the speed and extent to which you can incorporate that into your network? Trying to get a sense of if you can substantially add 2.5 gigahertz capacity in FY 2013 to change or create a different user experience earlier than expected because we are vulnerable to increased churn risk here as we build out the network.

<A – Dan Hesse – Sprint Nextel Corp.>: David, thanks for your question. First of all, we believe there’ll be additional, if you will, efficiencies and scale economies because of SoftBank’s activities in the area of 2.5 gigahertz and 2.5 gigahertz LTE-TD and they also bring some experience to Sprint in terms of learning about the propagation characteristics and the performance of LTE-TD that they are already experiencing in Japan and those are really quite encouraging.

But I think you highlight the point with respect to why we want to move now and not later, why it’s beneficial to both sets of shareholders to begin implementing a network where we look at the, if you will, the unique characteristics of each of the three kinds of spectrum that Sprint has at its disposal, the 800 megahertz, the 1.9 gigahertz and 2.5 gigahertz spectrum, each of them have their own special properties. And the sooner that we can begin deploying that capability at LTE-TD in the case of the 2.5 gigahertz, the better. So, I appreciate your insight and we are also learning a lot from SoftBank’s experience in Japan.

<Q – David Dixon – FBR Capital Markets>: And Dan, just to clarify, you think you can get some substantial capacity into the network in 2013 or is that too early? I know we’ve got devices starting to roll in the back half of the year but is there a potential – I mean obviously, you’ll talk about it more in the early part of 2013, maybe on your fourth quarter call but I just – is there the potential to add significant capacity in 2013 or are we being too aggressive with that assumption?

<A – Dan Hesse – Sprint Nextel Corp.>: Well, I think you’re exactly right. It depends upon when devices are available that could utilize if you will, the 2.5 gigahertz on TD-LTE as well as the speed of deployment of the Clearwire network, and it’s something that we’re going to work on with Clearwire going forward after this transaction in terms of a plan for possibly accelerating the speed of build but I – for your planning purposes in terms of a significant offload of capacity, you should be thinking of 2014. And it really has to do with device availability.

<Q – David Dixon – FBR Capital Markets>: Thanks, Dan. Congrats again.

<A – Dan Hesse – Sprint Nextel Corp.>: Thank you.

<A – Brad Hampton – Sprint Nextel Corp.>: Operator, we have time for one final question, please.

Operator: One moment. At this time, your next question comes from the line of Tim Horan with Oppenheimer.

<Q – Timothy Horan – Oppenheimer Securities>: Thanks and congratulations, Dan. A quick question. It seems like Erik is basically saying that Clearwire shareholders have almost no leverage in this process here and I’ve always been amazed at how anyone would really invest in Clearwire over the last few years but regardless, I mean why couldn’t you get away with paying more like $2 a share? I mean why did you have to pay up to $3?

And I guess related to that, you yourself are going to be a minority shareowner in the new Sprint when SoftBank deal closes. I mean, how do you have protections in that transaction to make sure that you have some leverage with the majority holder at that point? Thanks.

<A – Dan Hesse – Sprint Nextel Corp.>: Dan here. I’ll take the first part. Well, obviously as Erik has described, it was a very active negotiating process. I will say that the board and management team of Clearwire, now that we have reached an agreement, did a very good job in terms of negotiating the best deal they could for their shareholders. But also at Sprint, we also looked at this transaction from the perspective of making sure that we felt we were being fair to both sets of shareholders, the Sprint shareholders as well as the Clearwire shareholders. And that’s why we ultimately reached the price that we did, even though the equity premium we paid was substantial when compared to the unaffected price as you point out.

And remind me, what was the second part of your question again?

<Q – Timothy Horan – Oppenheimer Securities>: Well, it seems like the minority shareholders in Clearwire had almost no leverage here at all. And I guess what’s to prevent the same thing happening for Sprint shareholders after the SoftBank transaction is done because existing public Sprint shareholders are going to be significant minority shareholders with an owner out there that will have fairly complete control?

<A – Brad Hampton – Sprint Nextel Corp.>: Yeah. Hey, Tim, this is Brad. There are a number of provisions in the SoftBank merger agreement that have to do with fair protection for the minority shareholders. You can read those in the merger agreement that has been filed publicly. But from the board structure to over the next couple of years and the provisions to keep us as an independently-traded company on the New York Stock Exchange, those provisions are built in to the agreement.

<Q – Timothy Horan – Oppenheimer Securities>: Thank you very much. Good luck.

Brad Hampton, Vice President-Investor Relations

Thank you all for your participation today. If you have any additional questions, please contact Sprint or Clearwire’s Investor Relations teams. This concludes our call for today.

Disclaimer

The information herein is based on sources we believe to be reliable but is not guaranteed by us and does not purport to be a complete or error-free statement or summary of the available data. As such, we do not warrant, endorse or guarantee the completeness, accuracy, integrity, or timeliness of the information. You must evaluate, and bear all risks associated with, the use of any information provided hereunder, including any reliance on the accuracy, completeness, safety or usefulness of such information. This information is not intended to be used as the primary basis of investment decisions. It should not be construed as advice designed to meet the particular investment needs of any investor. This report is published solely for information purposes, and is not to be construed as financial or other advice or as an offer to sell or the solicitation of an offer to buy any security in any state where such an offer or solicitation would be illegal. Any information expressed herein on this date is subject to change without notice. Any opinions or assertions contained in this information do not represent the opinions or beliefs of FactSet CallStreet, LLC. FactSet CallStreet, LLC, or one or more of its employees, including the writer of this report, may have a position in any of the securities discussed herein.

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Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This communication contains forward-looking statements relating to the proposed merger and related transactions (the “transaction”) between Sprint and Clearwire. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and efficiencies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, any conditions imposed in connection with the transaction, approval of the transaction by Clearwire stockholders, the satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement, and other factors discussed in Clearwire’s and Sprint’s Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2011, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.

Sprint does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the transaction, Clearwire will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6178. Clearwire’s filings with the SEC are also available on its website at www.corporate.clearwire.com.

Participants in the Solicitation

Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the proxy statement for Clearwire’s 2012 Annual Meeting of

Stockholders, which was filed with the SEC on April 30, 2012. Information about Sprint officers and directors is set forth in Sprint’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Clearwire with the SEC.

www.CallStreet.com • 1-877-FACTSET • Copyright © 2001-2012 CallStreet

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Sprint / Clearwire Investor Call December 17, 2012

© 2012 Sprint
Cautionary Statement
2
Cautionary Statement Regarding Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,”
“estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.
This presentation contains forward-looking statements relating to the proposed merger and related transactions (the “transaction”) between
Sprint and Clearwire. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and efficiencies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, any conditions imposed in connection with the transaction, approval of the transaction by Clearwire stockholders, the satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement, and other factors discussed in Clearwire’s and Sprint’s Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2011, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that will be filed with the SEC by Clearwire in connection with the transaction.  There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.
Sprint does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

© 2012 Sprint
Soliciting Material Pursuant to 14a-12
3
Additional Information and Where to Find It
In connection with the transaction, Clearwire will file a proxy statement and other materials with the
SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER
RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT
INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the
SEC's web site at
www.sec.gov.
In addition, the documents filed by CLEARWIRE with the SEC may be obtained free of charge by contacting CLEARWIRE at Clearwire, Attn: Investor Relations, (425) 636-5828.
Clearwire’s filings with the SEC are also available on its website at http://corporate.clearwire.com.
Participants in the Solicitation
Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire’s stockholders with respect to the transaction.
Information about Clearwire’s officers and directors and their ownership of Clearwire’s common shares is set forth in the proxy statement for Clearwire’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2012. Information about Sprint’s officers and directors is set forth in Sprint’s
Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on
February 27, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Clearwire with the SEC.

Sprint CEO Dan Hesse 4

© 2012 Sprint
Expected Transaction Strategic Benefits
•
Optimize value creation
of spectrum assets
-
Keeps spectrum intact
-
Gain
full control
of valuable spectrum
resource and LTE deployment
-
Fair price
to both shareholder bases
•
Timing of the transaction enables
the efficient
deployment of LTE on 2.5 with the greatest
expected efficiencies
5

© 2012 Sprint Creates Robust Spectrum Portfolio LTE-TD – Depth enables capacity & speed Core LTE-FD deployment on G Block Enhanced propagation for LTE-FD deployment 6 800 MHz 1.9 GHz 2.5 GHz

© 2012 Sprint
Significant value for Sprint and Clearwire
Shareholders
•
Fair Premium
to Clearwire’s trading price
pre Sprint-SoftBank announcement
•
Fair price
per MHz PoP
•
Eliminates complexities
and challenges
of current inter-company governance
•
Best timing
at initial planning stages of
Clearwire LTE build-out
7

© 2012 Sprint
Sprint Turnaround
8
2008 - 2011
2012 - 2013
2014+
•
Transaction provides spectrum capacity to
enable future growth
•
Facilitates more competitive service
offerings to fuel margin expansion phase
Investment Margin Expansion
Recovery

Clearwire CEO Erik Prusch 9

© 2012 Sprint
Transaction Provides Certain and Attractive
Value for Clearwire’s Shareholders
10
•
•
•
•
•
•
$2.97/share
in cash
$2.2bn
equity purchase price
$10bn
total Clearwire enterprise value
~130%
premium to Clearwire’s price on October 10
(Date preceding confirmation of Sprint/Softbank discussions and rumors of  Clearwire involvement)
(Date preceding Sprint’s initial indication of interest)
Initial indication of interest
$2.60
final proposal
$2.97 (+14%)
~40%
premium to Clearwire’s price on November 20

© 2012 Sprint
Clearwire Board Has Reviewed Available
Strategic Alternatives Over the Course of the
Last Two Years
•
Clearwire Board and management performed a comprehensive review of strategic alternatives to maximize shareholder value over the past two years
•
Upon first indication of Sprint interest in current transaction, the Clearwire Board formed a Special Committee comprised solely of Directors independent from Sprint to review the strategic alternatives available to the Company. The Special Committee:
Hired its own legal and financial advisors, and conducted a careful and rigorous process
Received fairness opinion from its financial advisors
Made unanimous recommendation to Board that offer is fair to and in the best interest of non-Sprint Class A shareholders
•
Along with receiving Special Committee recommendation, the Board conducted its own review with its financial and legal advisors and also received a fairness opinion, and unanimously determined that this transaction was fair to and in the best interests of our non-Sprint shareholders
11

© 2012 Sprint
Clearwire Explored Wide Range of Strategic
Alternatives to Maximize Shareholder Value
Alternative Explored Considerations
Add New Non-Sprint
Wholesale Customers
•
Ability to attract additional major customers is single-biggest factor in long-
term viability of our business
•
Likelihood of success remains uncertain given current industry dynamics
Partnerships or Other
Strategic Transactions
•
Held extensive discussions with potential strategic partners and investors
•
Unable to secure new partnerships given existing governance agreements
•
are not sellers
•
Capital needs of the business are significant
-
Invested >$3B capex on WiMAX network and LTE upgrade to date
-
Limited ability to finance LTE build and obtain additional wholesale customers with substantial data capacity needs
-
Have taken significant steps to improve positioning of retail business and reduce costs
12
Would not be able to sell whole company – Sprint has made it clear they

© 2012 Sprint
Alternative
Explored
Considerations
Sell Excess
Spectrum
•
Hired investment bank to conduct auction in 2010
o Resulted in handful of bids with spectrum values well below those recently speculated by some shareholders, analysts and reporters
o Were not successful in reaching agreement before we elected to pursue other available financing options
o Since then, engaged in series of conversations with a number of parties (no compelling offer resulted)
•
Over past several weeks received one credible, but preliminary, proposal
o Worked to improve proposal, but value well below recent speculation
o Special Committee and Board concluded that Sprint transaction was better alternative for non-Sprint Class A shareholders
•
Recently reached out again to all parties previously in discussions with – no new interest generated
•
Even with sale of a meaningful block of spectrum, this does not address Clearwire’s fundamental issue: inability to attract a second major wholesale customer
Financing
Alternatives
(Debt / Equity)
•
In contact with lenders/participants in capital markets
•
Have very limited access to new debt capital
•
Only have ~ 360mm shares available under current share authorization
•
Substantial funding gap – not enough capital available to fund plan
Financial
Restructuring
•
Spent significant time with advisors to understand implications / risks of restructuring
•
Believe financial restructuring is quite possible should Sprint transaction not close
Clearwire Explored Wide Range of Strategic
Alternatives to Maximize Shareholder Value
13

Sprint CFO Joe Euteneuer 14

© 2012 Sprint
Transaction Overview

•
$2.97 per share in cash for approximately 50% of
Clearwire’s shares not already owned by Sprint
•
$2.2 billion cash payment to Clearwire’s non-Sprint shareholders
•
Clearwire’s outstanding debt and spectrum lease
obligations of approximately $6.3 billion will remain
outstanding
•
Over $800 million of projected year-end 2012 cash on Clearwire’s balance sheet
•
Loan of up to $800 million
•
Exchangeable for equity at $1.50 per share
•
$80 million per month to be loaned to Clearwire starting 1/1/13

© 2012 Sprint
Financial Benefits and Costs

•
Estimated total efficiencies of approximately
$1 billion
, including reduction in
Clearwire cost of debt
•
Expect slight dilution to Adjusted OIBDA in
2H13 and
NPV
neutral impact in 2014

© 2012 Sprint
Roadmap to Completion

•
Customary closing conditions, including regulatory
approvals
•
Clearwire shareholder vote – affirmative vote of at
least 75% of outstanding shares (including Sprint)
and a majority of non-Sprint owned shares
•
Completion of Sprint’s previously announced
transaction with SoftBank
•
SoftBank has provided its consent to the transaction
•
Expected to close mid-2013

© 2012 Sprint
Expected Transaction Strategic Benefits

•
Optimize value creation
of spectrum assets
-
Keeps spectrum intact
-
Gain
full control
of valuable spectrum
resource and LTE deployment
-
Fair
price
to both shareholder bases
•
Timing of the transaction enables
the efficient
deployment of LTE on 2.5 with the greatest
expected efficiencies

19 Q&A

Message to Sprint Employees from Dan Hesse

Dear Sprint Teammates,

The past several weeks have been nothing short of remarkable for Sprint, including the announcements of the transaction with SoftBank, and the acquisition of selected markets and spectrum from US Cellular. Today we are taking yet another important step that we expect will further accelerate our turnaround and make Sprint a more formidable competitor.

I am pleased to announce that Sprint has agreed to acquire Clearwire, our long-time 4G network provider, in a cash transaction. With this acquisition, we will have greater control of our own destiny, owning our entire network and spectrum portfolio, which is the approach we have long preferred and will become a reality once this transaction is completed.

We expect this transaction will benefit both Clearwire and Sprint. Clearwire is assured the value of its 2.5 GHz spectrum is preserved by ensuring its spectrum resources remains intact. Adding this spectrum to our existing spectrum portfolio of 1.9 GHz for core coverage, and 800 MHz repurposed from the iDEN network for increased propagation, will give Sprint a very strong spectrum position. Thanks to Network Vision, Clearwire’s spectrum can be integrated into our future build and deployment plans.

You are likely aware that Clearwire had previously announced plans to build an LTE network based on the “LTE-TD” standard. Managing this deployment at the same time as our LTE build-out should allow us to avoid duplication and achieve cost-efficiencies. This transaction should not slow down Network Vision progress. Today we also announced that we will provide interim funding so that Clearwire can continue to build out its network while our transaction is being approved.

With this acquisition, we gain the additional benefit of eliminating the complexities of Clearwire’s governance structure. By doing it now, we minimize any impact on the regulatory approval process required for closing the Sprint–SoftBank transaction. Because of the funding Sprint will receive from SoftBank upon the closing of our merger, our acquisition of Clearwire is contingent upon the approval and closing of the Sprint–SoftBank transaction.

Clearwire was created with our help four years ago because Sprint did not have the financial resources to control its destiny. We’ve come a long way in a short time.

I know you will have questions. We will share more information as it is available. Thank you for all you do for Sprint.

Sincerely,

Dan

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This communication contains forward-looking statements relating to the proposed merger and related transactions (the “transaction”) between Sprint and Clearwire. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and efficiencies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, any conditions imposed in connection with the transaction, approval of the transaction by Clearwire stockholders, the satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement, and other factors discussed in Clearwire’s and Sprint’s Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2011, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.

Sprint does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the transaction, Clearwire will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6178. Clearwire’s filings with the SEC are also available on its website at www.corporate.clearwire.com.

Participants in the Solicitation

Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the proxy statement for Clearwire’s 2012 Annual Meeting of Stockholders, which was filed with the

SEC on April 30, 2012. Information about Sprint officers and directors is set forth in Sprint’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Clearwire with the SEC.

Sprint Employee Q&A

Clearwire acquisition – Sprint employee Q&A

Dec. 17, 2012

1)	What was announced?

Sprint announced that it has entered into a definitive agreement to acquire the approximately 50 percent stake in Clearwire that it does not currently own. Upon the closing of this transaction, which is subject to a number of conditions, Sprint will be the sole owner of Clearwire.

In connection with the transaction, Clearwire and Sprint have entered into agreements that provide up to $800 million of additional financing for Clearwire in the form of exchangeable notes, which will be exchangeable under certain conditions for Clearwire common stock at $1.50 per share, subject to adjustment under certain conditions. Under the financing agreements, Sprint has agreed to purchase $80 million of exchangeable notes per month for up to ten months beginning in January, 2013, with some of the monthly purchases subject to certain funding conditions, including conditions relating to the approval of the proposed merger by Clearwire’s shareholders and a network build out plan.

2)	Why is Sprint doing this?

This transaction would allow Sprint to control our own destiny with our network and spectrum and will make highly effective use of Clearwire’s 2.5 GHz licenses to add capacity and spectrum diversity to Sprint’s broadband network. It gives Sprint a unique spectrum portfolio that would strengthen our spectrum position and increase competitiveness in the US wireless industry.

3)	How many employees does Clearwire have?

Clearwire has approximately 1,000 employees nationally and approximately 400 of those employees reside in the Puget Sound area.

4)	Will there be layoffs at Sprint? At Clearwire?

We don’t expect any Sprint impacts.

Both Sprint and Clearwire share a strong belief that employees are some of our most valuable assets. Sprint will review the situation to determine where there is duplication of skills and any changes or layoffs will be communicated to employees as soon as possible after closing. This transaction is ultimately about growth, and we expect that many exciting career opportunities for both Sprint and Clearwire employees will result.

5)	How does this transaction impact deployment of Network Vision?

This transaction is not expected to slow down or change Sprint’s Network Vision build/progress. Our flexible Network Vision platform provides the opportunity to add 2.5 GHz LTE on sites that are complementary to Clearwire’s planned LTE network.

We anticipate that the interim funding provided by Sprint, through the purchase of exchangeable notes, will ensure Clearwire meets or exceeds its planned LTE deployment plans for 2013. Over time, Sprint expects to fully integrate the Clearwire spectrum and networks.

6)	What impacts, if any, will there be to Sprint customers and to Clearwire customers?

Sprint customers should not expect any changes to how they do business with Sprint.

Until the closing of this transaction, there will be no changes in the way Clearwire customers do business with Clearwire. Once the transaction closes, Clearwire customers will receive detailed information about the transition of their service to Sprint.

7)	When will the transaction close?

The closing of this transaction with Clearwire is contingent upon regulatory approvals and approval by Clearwire’s shareholders, as well as the approval and closing of the SoftBank transaction. We expect to close the Clearwire acquisition mid- 2013.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This communication contains forward-looking statements relating to the proposed merger and related transactions (the “transaction”) between Sprint and Clearwire. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and efficiencies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, any conditions imposed in connection with the transaction, approval of the transaction by Clearwire stockholders, the satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement, and other factors discussed in Clearwire’s and Sprint’s Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2011, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.

Sprint does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the transaction, Clearwire will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6178. Clearwire’s filings with the SEC are also available on its website at www.corporate.clearwire.com.

Participants in the Solicitation

Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction.

Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the proxy statement for Clearwire’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2012. Information about Sprint officers and directors is set forth in Sprint’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Clearwire with the SEC

i-Connect Article: Sprint to Acquire Clearwire

12/17/2012

Today, we announced that we have entered into a definitive agreement to acquire the approximately 50 percent of Clearwire that we don’t currently own. We expect that the acquisition will strengthen our competitive position as we continue to roll out 4G LTE across the country. Clearwire’s spectrum, when combined with ours, will provide us with an enhanced spectrum portfolio that will strengthen our position and increase competitiveness in the U.S. wireless industry. Our Network Vision architecture should allow for better strategic alignment and the full utilization and integration of Clearwire’s complementary 2.5 GHz spectrum assets, while achieving operational efficiencies and improved service for customers as the spectrum and network is migrated to LTE standards. The closing of this transaction with Clearwire is contingent upon regulatory approvals and approval by Clearwire’s shareholders, as well as the approval and closing of the SoftBank transaction. We expect to close the Clearwire acquisition in second or third quarter of 2013. Although you may be familiar with Clearwire from its storefronts, advertising or recent news, here are key facts about the company and how the transaction will affect Clearwire customers.

•

Clearwire provides 4G wireless broadband services to retail customers through its CLEAR brand and wholesale 4G services to other companies, including Sprint. In total, it serves 11 million customers in more than 80 markets.

•

Until the closing of the acquisition, Clearwire will continue to manage sales, billing, customer care and technical support for its customers. Contracts will remain in force until their termination date or the transition to Sprint, whichever is later. Clearwire customers whose contracts have expired can move to Sprint at any time, without incurring an early termination charge. Once the acquisition of Clearwire is complete, its customers will receive detailed information about the transition of their service to Sprint.

•

A longtime 4G network partner to Sprint, Clearwire was merged with Sprint’s XOHM 4G business unit in 2008, with financial backing from Comcast, Google, Intel and Time Warner Cable. In October of this year, Sprint agreed to purchase additional stakes in the company, giving it 50.4 percent ownership and control.

This Q&A document provides further details.

Additional information and where to find it

In connection with the transaction, Clearwire will file a proxy statement and other materials with the SEC. Investors and security holders are advised to read the proxy statement and other relevant materials when they become relevant because they will contain important information about Clearwire and the transaction.

Investors and security holders can obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, 425-505-6178. Clearwire’s filings with the SEC also are available on its website at www.corporate.clearwire.com.

Participants in the solicitation

Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the proxy statement for Clearwire’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2012. Information about Sprint officers and directors is set forth in Sprint’s Annual Report on Form 10-K for the year ended Dec. 31, 2011, which was filed with the SEC on Feb. 27, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Clearwire with the SEC.

Communication to Analysts

Today, Sprint announced it has entered into a definitive agreement to acquire Clearwire, Sprint’s long-time 4G provider. This announcement, coupled with announcements of the transaction with SoftBank, and the acquisition of selected markets and spectrum from US Cellular, marks another important step towards Sprint’s turnaround and improving competitive position. Expected benefits of this transaction for both Sprint and Clearwire include:

•	Providing Sprint greater control of its own destiny through ownership of its entire network and spectrum portfolio.
•	Assuring Clearwire that the value of its 2.5GHz spectrum will be preserved by ensuring its spectrum resources remains intact.
•

Giving Sprint a very strong spectrum position through the addition of this spectrum to its existing spectrum portfolio of 1900 MHz for core coverage, and 800 MHz repurposed from the iDEN network for increased propagation.

•	Providing interim funding so that Clearwire can continue to build out its network while the transaction is being approved.
•	Eliminating the complexities of Clearwire’s governance structure.

For more information regarding Sprint’s planned acquisition of Clearwire, visit www.sprint.com to read today’s media release. As always, please contact the Sprint IAR team with questions or comments.

The Sprint IAR Team

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This communication contains forward-looking statements relating to the proposed merger and related transactions (the “transaction”) between Sprint and Clearwire. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits and synergies of the transaction; the competitive ability and position of Sprint and Clearwire; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, any conditions imposed in connection with the transaction, approval of the transaction by Clearwire stockholders, the satisfaction of various other conditions to the closing of the transaction contemplated by the merger agreement, and other factors discussed in Clearwire’s and Sprint’s Annual Reports on Form 10-K for their respective fiscal years ended December 31, 2011, their other respective filings with the U.S. Securities and Exchange Commission (the “SEC”) and the proxy statement and other materials that will be filed with the SEC by Clearwire in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the transaction will be realized.

Sprint does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the transaction, Clearwire will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CLEARWIRE AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Clearwire with the SEC may be obtained free of charge by contacting Clearwire at Clearwire, Attn: Investor Relations, (425) 505-6178. Clearwire’s filings with the SEC are also available on its website at www.corporate.clearwire.com.

Participants in the Solicitation

Clearwire and its officers and directors and Sprint and its officers and directors may be deemed to be participants in the solicitation of proxies from Clearwire stockholders with respect to the transaction. Information about Clearwire officers and directors and their ownership of Clearwire common shares is set forth in the proxy statement for Clearwire’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2012. Information about Sprint officers and directors is set forth in Sprint’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 27, 2012. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed by Clearwire with the SEC